                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      ROBINSON NUGENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                             ROBINSON NUGENT, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1999

    The Annual Meeting of Shareholders of Robinson Nugent, Inc. will be held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Indiana, on Thursday, November 4, 1999, at 10:00 a.m. (EST) for the following purposes:

    1. To elect three directors to serve terms of three years each and one director for a term of two years;

    2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 2000; and

    3.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on September 14, 1999 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Richard L. Mattox, Secretary

October 14, 1999

New Albany, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                             ROBINSON NUGENT, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1999

GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Robinson Nugent, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on November 4, 1999, and at any adjournment thereof. The meeting will be held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Indiana. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about October 15, 1999.

    A shareholder who signs and returns the enclosed proxy may revoke it at any time before it is exercised. The revocation must be executed by written notice to the Secretary of the Company, by the submission of a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All proxies returned prior to the meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to ratify the selection of Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 2000.

    As of the close of business on September 15, 1999, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,932,687 Common Shares of the Company. Each outstanding Common Share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

    The presence in person or by proxy of a majority of the Common Shares is necessary in order to constitute a quorum at the Annual Meeting. Proxies marked as abstaining will be treated as present for purposes of determining a quorum and will be treated as present and entitled to vote on any matter as to which abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote is indicated on the proxy.

    A copy of the Annual Report of the Company, including financial statements and a description of operations for the fiscal year ended June 30, 1999, accompanies this proxy statement. The financial statements contained in that report are not incorporated by reference herein.

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will provide copies of this proxy statement, the accompanying form of proxy, and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners and, upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation material. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

    Shareholder proposals to be considered for presentation to the 2000 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before June 5, 2000.

    The mailing address of the principal offices of the Company is 800 East Eighth Street, Post Office Box 1208, New Albany, Indiana 47151-1208.

BENEFICIAL OWNERSHIP OF COMMON SHARES

    The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding Common Shares of the Company as of September 15, 1999 and also sets forth such data with respect to each director of the Company, each officer listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the shares indicated.

                                         NUMBER OF       PERCENT
                                        SHARES (1)       OF CLASS
                                      ---------------  ------------
PRINCIPAL SHAREHOLDERS

Samuel C. Robinson                      1,135,430(2)         21.3%
 226 Barefoot Beach Blvd.
 Bonita Springs, Florida 34134

ROI Capital Management, Inc.              458,300(3)          8.6%
 17 E. Sir Francis Drake Blvd.
 Suite 225
 Larkspur, California 94939

Lawrence Mazey                            360,329(13)         6.8%
 228 Santee Path
 Louisville, Kentucky 40207

James W. Robinson                         319,713(4)          6.0%
 7527 State Road 62
 Lanesville, Indiana 47136

Dimensional Fund Advisors, Inc.           291,500(3)          5.5%
 1299 Ocean Avenue
 Santa Monica, California 90401

DIRECTORS AND EXECUTIVE OFFICERS
Samuel C. Robinson                      1,135,430(2)         21.3%
James W. Robinson                         319,713(4)          6.0%
Larry W. Burke                            227,646(5)          4.3%
Patrick C. Duffy                           61,983(6)          1.2%
W. Michael Coutu                           57,317(8)          1.1%
Richard L. Mattox                          54,119(4)          1.0%
Jerrol Z. Miles                            31,589(4)            *
Donald C. Neel                             40,309(7)            *
Ben M. Streepey                            16,809(7)            *
Richard W. Strain                          27,309(4)            *
J. Henk van Melsen                         31,200(9)            *
Leong Chun Kin                             19,700(10)           *
Robert L. Knabel                           10,450(11)           *
All directors and executive officers    2,057,257(12)        38.7%
 as a group (16 persons)

------------------------

*   Less than 1%.

(1) The table includes certain shares owned of record by the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan. The participants in these Plans, as noted in the following footnotes, have voting rights but no rights of disposition with respect to the shares allocated to their respective accounts.

(2) Includes 16,398 shares owned of record by Mr. Robinson's wife, as to which she possesses sole voting and investment power, and 5,500 shares owned of record by National City Bank, Southern Indiana, as trustee for the benefit of a child, as to which Mr. Robinson and the trustee share voting and investment power. Mr. Robinson disclaims any beneficial interest in these shares.

(3) The shareholder certified in Schedule 136 filed with the Securities and Exchange Commission that these shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4) Includes 22,000 shares which each named individual may acquire upon exercise of stock options granted to non-employee members of the Board of Directors under the 1993 Employee and Non-Employee Director Stock Option Plan.

(5) Includes 6,354 shares owned of record by Mr. Burke's wife, as to which he disclaims any beneficial interest; 152,650 shares subject to immediately exercisable options granted pursuant to the Company's Employee Stock Option Plans; and 67,789 shares allocated to Mr. Burke's account pursuant to the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan.

(6) Includes 27,000 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee and Non-Employee Stock Option Plan.

(7) Includes 6,000 shares subject to immediately exercisable options granted to non-employee members of the Board of Directors under the 1993 Employee and Non-Employee Director Stock Option Plan.

(8) Includes 40,820 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee and Non-Employee Stock Option Plan.

(9) Represents 31,200 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee and Non-Employee Stock Option Plan.

(10) Represents 19,700 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee and Non-Employee Stock Option Plan.

(11) Includes 9,450 shares subject to immediately exercisable options granted pursuant to the Company's 1993 Employee and Non-Employee Stock Option Plan.

(12) Includes in the aggregate 390,820 shares which may be acquired within 60 days upon the exercise of outstanding stock options held by non-employee directors and executive officers and 67,789 shares allocated to the accounts of executive officers pursuant to the Company's 401(k) Plan and the 1993 Employee Stock Purchase Plan.

(13) Mr. Mazey died on February 16, 1999. The Company has been advised that these shares are currently owned by Richard M. Mazey, Janice M. Weiss and Sally M. Wilder, as successor co-trustees under the Lawrence Mazey Declaration of Trust dated January 26, 1993.

                           1.  ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company provide for ten directors, divided into two classes of three persons and one class of four persons, each of whom is to be elected for a three-year term. Donald C. Neel, Ben M. Streepey and Larry W. Burke, whose terms of office expire at the annual meeting, each have been nominated by the Board of Directors for re-election to three-year terms, and James W. Robinson, whose term of office expires at the annual meeting, has been nominated for re-election to a two-year term.

    Unless authority to vote for such nominees is withheld, the accompanying proxy will be voted FOR the election of Messrs. Robinson, Neel, Streepey and Burke. However, the persons designated as proxies reserve the right to vote for another person designated by the Board of Directors in the event any nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. Proxies will not be voted for more than four nominees. Directors are elected by a plurality of the Common Shares voting in the election.

    The following table sets forth information with respect to each nominee for election to the Board of Directors, and with respect to each director whose term of office will continue.

                                                               SERVED
                                                                 AS       TERM OF
                                       POSITIONS HELD         DIRECTOR     OFFICE
          NAME              AGE       WITH THE COMPANY         SINCE      EXPIRES
-------------------------   ---   -------------------------   --------    --------
Patrick C. Duffy            62    Chairman of the Board of      1991         2001
                                   Directors
Samuel C. Robinson          67    Director                      1955         2000
James W. Robinson           65    Director                      1955         1999
Larry W. Burke              59    President and Chief           1990         1999
                                   Executive Officer and
                                   Director
Richard L. Mattox           65    Secretary and Director        1964         2001
Jerrol Z. Miles             59    Director                      1974         2000
Richard W. Strain           58    Director                      1991         2000
Donald C. Neel              54    Director                      1997         1999
Ben M. Streepey             43    Director                      1997         1999

BUSINESS EXPERIENCE OF DIRECTORS

    Except as described below, the principal occupations of the directors and nominees have not changed during the past five years.

    Patrick C. Duffy was elected Chairman of the Board of Directors on January 23, 1998. He has been a management consultant since 1988 to various businesses with emphasis on system management and electronics research, development and manufacturing. Prior to 1988, Mr. Duffy was president of Chrysler Corporation Space Division. Chrysler Corporation Space Division designed, manufactured and performed launch operations for the Apollo space program. Mr. Duffy also diversified the Space Division into the electrical/electronic automotive field by initiating automotive wire harness design and production in Cape Canaveral, Florida, and Juarez, Mexico. He established an electronics design and manufacturing facility in Louisiana that supplied test equipment to automotive outlets in the U.S. and Europe. He was the President and owner of Switches, Inc., an Indiana company that designed and manufactured electronics for the automotive industry. Mr. Duffy is a former Chairman of the Board of Acordia Southeast, an insurance brokerage firm covering Florida, Georgia and Louisiana, with headquarters in Clearwater, Florida.

    Samuel C. Robinson retired as Chief Executive Officer of the Company on June 30, 1985, and retired as Chairman of the Board on January 23, 1998.

    James W. Robinson served as Executive Vice President and Treasurer of the Company until June 30, 1985, at which time he was elected as Chairman of the Board. He served as Chairman of the Board of the Company until his resignation on January 29, 1987. Mr. Robinson is active in various independent investments unrelated to the activities of the Company. He is also a director of Caldwell Group Ltd., Caldwell Energy & Environmental Inc., Caldwell Tanks, Inc., Community Bank of Southern Indiana, StemWood Corp., CT Services Corp., SCI Broadcasting, Inc., Community Bank Shares of Indiana, Inc., Sunnyside Communications, Inc., Neimco Fabricators, Inc., and 16(th) St. Associates, Inc., all of which are located in the Louisville, Kentucky metropolitan area.

    Larry W. Burke has served as President and Chief Executive Officer of the Company since March 6, 1990. He served as Executive Vice President of the Company from April 1986 to March 1990. He also serves as a the Chairman of the Board of Advisors of Indiana University Southeast, New Albany, Indiana.

    Richard L. Mattox is a partner in the law firm of Mattox & Mattox in New Albany, Indiana and acted as legal counsel to the Company during fiscal 1999.

    Jerrol Z. Miles is a Senior Vice President of National City Bank, Kentucky, located in Louisville, Kentucky, where his primary responsibility is management of commercial loans and special credit departments.

    Donald C. Neel is president and CEO of Health Network International (HNI). HNI develops software and services in the field of personal health management. He was formerly an executive at Eli Lilly and Company holding a variety of global positions in finance, information systems and general management. Mr. Neel is a member of Ball State University's Advisory Board for the Center for Information and Communication Sciences.

    Ben M. Streepey is Vice President & General Manager Lexmark Electronics for Lexmark International located in Lexington, Kentucky. Lexmark Electronics is an integrated business unit providing worldwide contract electronic manufacturing services.

    Richard W. Strain has held a variety of positions with Eli Lilly and Company. From July 1984 until 1990, he served as president of the Medical Instrument Systems Division; and from 1990 to April 1992, he served as vice president for Business Development and Pricing. In May 1992, Mr. Strain was elected as president/CEO of Heart Rhythm Technologies, and in December 1993 he returned to Eli Lilly and Company headquarters. Since his retirement from Eli Lilly and Company, Mr. Strain has been president/ CEO of a biotech company, participated in healthcare consulting, and serves on several boards.

FAMILY RELATIONSHIPS

    Samuel C. Robinson and James W. Robinson are brothers. There is no other family relationship among the directors and executive officers of the Company.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are not employees of the Company receive remuneration in the amount of $8,000 per year, and in addition receive $1,200 for each meeting of the Board of Directors attended plus reimbursement of expenses. Audit and Compensation Committee members receive a minimum of $400 per meeting attended plus $200 per hour for attendance beyond two hours. Directors serving on the Ad-hoc committees, established at the April 1998 board meeting, receive $200 per hour for attendance during meetings of these committees with a minimum of $600 per meeting, and an additional $150 per hour for attendance beyond three hours. Patrick C. Duffy receives, for his services as Chairman of the Board of Directors, $2,000 per quarter and $1,700 per meeting, plus reimbursement of expenses. In addition, Mr. Duffy receives $1,200 per day, plus reimbursement of expenses, while meeting or traveling with Management. The Chairpersons of the Audit and Compensation Committees receive $500 for their services in such capacities. Members of the Board of Directors who are employees of the Company receive no separate remuneration for their service as directors. The Board of Directors changed their compensation for attending regular quarterly board meetings in fiscal 1999. Historically, these fees were paid in cash. The cash payments for regular meetings were suspended and have been replaced by equivalent stock grants. Members of the Board of Directors will continue to be paid in cash for fees related to their attendance at committee meetings, meetings with management, as well as for their reimbursement of expenses.

    Under the provisions of the 1993 Employee and Non-Employee Director Stock Option Plan approved by the shareholders in November, 1993, Non-Employee directors are granted non-qualified stock options (NQSOs) annually to purchase 4,000 Common Shares of the Company at the then current market price. Such options were granted to Non-Employee Directors on September 13, 1993, September 13, 1994, September 13, 1995, September 13, 1996, September 13, 1997 and
September 13, 1998, at an exercise price of $8.75, $6.00, $8.625, $4.75, $7.375 and $4.25 per Common Share, respectively. Additional options to purchase 4,000 Common Shares were granted on September 13, 1999 to Non-Employee Directors with an exercise price of $4.75 (closing price as of 9/13/99) per Common Share. These options are exercisable as to one-half the shares after the first anniversary of the date of grant and as to all the shares after the second anniversary of the date of grant and expire ten years after date of grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Executive Compensation Committee of the Board of Directors is comprised of Ben M. Streepey, Donald C. Neel and Jerrol Z. Miles. The Compensation Committee also serves as the Stock Option Committee of the Board of Directors. The responsibilities of the Compensation Committee include making recommendations to the Board of Directors with respect to compensation arrangements for the executive officers of the Company and policies relating to salaries and job descriptions, insurance programs and benefit programs of the Company, including its retirement plans. The committee, acting as the Stock Option Committee, administers the 1993 Employee and Non-Employee Director Stock Option Plan. This committee met two times during fiscal 1999.

    The Audit Committee of the Board of Directors is comprised of James W. Robinson, Richard L. Mattox and Richard W. Strain. The Audit Committee reviews with the auditors the scope of the audit work performed, any questions arising in the course of such work and inquiries as to other pertinent matters such as internal accounting controls, financial reporting, security and personnel staffing. The committee met five times during fiscal 1999.

    The Board of Directors has no Nominating Committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Secretary, Robinson Nugent, Inc., P. O. Box 1208, New Albany, Indiana 47151-1208.

    The Board of Directors met four times during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member.

    New Ad-hoc committees of the Board of Directors were established in April 1998. These Ad-hoc committees include an organization oversite committee, an information system implementation oversite committee, an executive search oversite committee, and a product development oversite committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1999, none of the members of the Compensation Committee served nor have they previously served as officers of the Company or any subsidiary, and none of the Company's executive officers serve as directors of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated.

EXECUTIVE COMPENSATION

    GENERAL

    The following Summary Compensation Table sets forth certain information with respect to the aggregate compensation paid during each of the last three years to the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus exceeded $100,000 during fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION          ----------------------------
                                            -----------------------------------   RESTRICTED      OPTIONS/
                                                                  OTHER ANNUAL       STOCK          SAR'S        ALL OTHER
                                             SALARY      BONUS    COMPENSATION     AWARD(S)         # OF       COMPENSATION
                                   YEAR        ($)        ($)        ($)(1)           ($)         SHARES(2)       ($)(3)
                                 ---------  ---------  ---------  -------------  -------------  -------------  -------------
Larry W. Burke,                    1999       208,028     --            2,614         --             --             62,578
  President and Chief              1998       216,477     --            4,012         --             16,500         61,701
  Executive Officer                1997       216,491     21,000        5,505         --             15,750         62,208

Robert L. Knabel,                  1999       106,336     --           --             --             --              6,607
  Vice President, Treasurer        1998        99,272     --           --             --              6,500          6,496
  and Chief Financial Officer      1997        85,454      9,400       --             --              2,500          4,620

W. Michael Coutu,                  1999       162,184     --           --             --             --             11,967
  Vice President                   1998       142,837     10,000       --             --              9,020         12,255
  Information Technology           1997       180,479     11,900        2,408         --              8,600          9,498

Leong Chun Kin,                    1999       215,013     --           --             --             --             --
  Managing Director,               1998       198,137     --           --             --              8,800         --
  Asia Pacific Operation           1997       214,625     --           --             --              8,400         --

J. Henk van Melsen,                1999       170,293     --           --             --             --             33,228
  Managing Director,               1998       186,923     --           --             --              8,800         36,367
  European Operations              1997       158,114     --           --             --              8,400         36,434

------------------------

(1) Represents imputed interest attributable to interest-free loans authorized by the Board of Directors in connection with the purchase of Common Shares of the Company under the 1993 Employee Stock Purchase Plan.

(2) Represents options granted under the 1993 Employee and Non-Employee Director Stock Option Plan.

(3) Includes contributions by the Company on behalf of the named persons and the group to the Company's Retirement Plan and 401(k) Plan, and pursuant to deferred compensation agreements. Effective May 10, 1990, the Company entered into a deferred compensation agreement with Mr. Burke. The deferred compensation agreement provides for payments of $50,000 per year to a trust administered by Strong Retirement Plan Services, Menomonee Falls, Wisconsin, as supplemental retirement income benefits to Mr. Burke. The Company also entered into a deferred compensation agreement with Mr. van Melsen on January 1, 1994, requiring the Company to contribute to a fund administered by Swiss Life Insurance for supplemental retirement benefits in addition to the Netherlands' government pension plan. The 1999 fiscal contribution to this fund was $33,228. These agreements continue until termination of the respective employment relationships.

    Each of the officers listed in the Summary Compensation Table serves for a term of one year.

    STOCK OPTIONS

    There were no stock options granted to or exercised by the named executive officers of the Company in fiscal 1999.

    The following table sets forth the number of unexercised options held at June 30, 1999 by each of the Company's executive officers named in the Summary Compensation Table, and the related values of such options at June 30, 1999. The value of unexercised options at June 30, 1999 is based upon a market value at June 30, 1999 of $4.500 per Common Share.

                         FISCAL YEAR END OPTION VALUES

                           NUMBER OF UNEXERCISED
                                  OPTIONS                VALUE OF UNEXERCISED
                           AT JUNE 30, 1999 (# OF        IN-THE-MONEY OPTIONS
                                  SHARES)              AT JUNE 30, 1999 ($)(1)
                        ----------------------------  --------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------  -----------  ---------------  -----------  -------------
Larry W. Burke             144,400          8,250         40,000
W. Michael Coutu            36,310          4,510         --            --
Leong Chun Kin              15,300          4,400         --            --
J. Henk van Melsen          26,800          4,400         --            --
Robert L. Knabel             6,200          3,250         --            --

------------------------

(1) Value is calculated by (i) subtracting the exercise price per share from the fiscal year-end market value of $4.500 per share and (ii) multiplying by the number of shares subject to the option. Options that have an exercise price equal to or greater than the fiscal year-end market value are not included in the value calculation.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

    The Compensation Committee and Stock Option Committee of the Board of Directors has responsibility for the Company's executive compensation program. The Committee is currently comprised solely of Non-Employee directors. The Committee is chaired by Mr. Ben M. Streepey. The other Committee members are Mr. Donald C. Neel and Mr. Jerrol Z. Miles. The following report is submitted by the members of the Compensation Committee and the Stock Option Committee.

                                  *    *    *

    The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company's compensation philosophy is to ensure that the delivery of compensation, both in the short- and long-term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of its long-term shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

    The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental three elements:

    - a base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of the Company.

    - an annual incentive cash bonus that is directly tied to corporate and business unit performance measures

    - a long-term incentive program that rewards executives when shareholder value is created through increase in the market value of the Company's Common Shares. Stock option grants focus executives on managing the Company from the perspective of an owner with an equity position in the business.

    BASE SALARY. The salary, and any periodic increase thereof, of the President and Chief Executive Officer was and is determined by the Board of Directors of the Company based on recommendations made by the Compensation Committee. The salaries, and any periodic increases thereof, of the other executive officers were and are determined by the Board of Directors based on recommendations made by the President and Chief Executive Officer and approved by the Committee.

    The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the electrical/electronics industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope and responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period, and on the executive's competency, skill and experience.

    BONUS PAYMENTS. The bonus compensation program for the Company's officers is subject to annual review by the Compensation Committee and requires annual approval of the Board of Directors.

    Under the bonus plan for executive officers and key employees for fiscal year 1999, executive officers were eligible for a bonus award provided the consolidated pretax income of the Company and subsidiaries for fiscal year 1999 exceeded 80% of the amount specified in fiscal year 1999 financial plan, in an amount equal to 5% of that excess (up to the plan amount). If pretax income was greater than the amount specified in the fiscal year 1999 financial plan, an amount equal to 20% of that excess would have been added to the bonus pool. No bonus awards were made to executive officers for fiscal year 1999.

    Under the bonus plan for executive officers and key employees for fiscal 2000, if consolidated pretax income exceeds 90% of the amount specified in the 2000 financial plan, an amount equal to 10% of that excess (up to the plan amount), will be available for the payment of bonuses; and if pretax income is greater than the plan amount, an amount equal to 20% of that excess will be added to the bonus pool. The bonus amount payable to each of the executive officers and key employees will be determined by the President and Chief Executive Officer of the Company.

    LONG-TERM INCENTIVE PLANS. The Company's long-term incentive compensation program is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in the Company's Common Shares.

    Currently, the only long-term incentive plan of the Company is its 1993 Employee and Non-Employee Director Stock Option Plan. This plan was adopted by the Board of Directors on September 13, 1993, and approved by the shareholders of the Company at the 1993 annual meeting of the shareholders held on November 4, 1993. Pursuant to this plan 500,000 Common Shares were made available for the grant of stock options to Non-Employee Directors of the Company and key employees of the Company and its subsidiaries as determined by the Stock Option Committee. An amendment authorizing an additional 500,000 Common Shares to be made available for grants of stock options under the 1993 Employee and Non-Employee Director Stock Option Plan was adopted by the Board of Directors and approved by the shareholders in November 1997.

    On May 28, 1992, the Board of Directors adopted the 1993 Employee Stock Purchase Plan to provide executive officers and other key employees with the opportunity to purchase Common Shares and thereby establish or increase their equity position in the Company. As an added incentive to participants in this plan, the Company awarded a matching number of Common Shares in proportion (not more than 50%) to the Common Shares purchased and provided interest-free loans to the participants, subject to the discretion of the Board of Directors. The Company's matching shares vest with the participants who remain in the employment of the Company in three equal annual installments starting in September 1994. Loans to employees are payable over periods not to exceed ten years. Participation in the Plan was completed in fiscal 1993 and the Plan expired with respect to new participation on November 10, 1993.

             SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEES

                                          Mr. Donald C. Neel
                                          Mr. Ben M. Streepey
                                          Mr. Jerrol Z. Miles

STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the NASDAQ market composite (U.S. Companies) and the Peer Group Index for the six years ending June 30, 1999. The Peer Group consists of Methode Electronics, Inc., Molex Incorporated and Thomas & Betts Corporation. The Peer Group consists of publicly-held companies, all of which participate in the electronic connector industry in varying degrees with respect to their total sales volume. All of these companies are significantly larger than the Company in terms of sales and assets. The comparison assumes that $100 was invested on June 30, 1994, in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG ROBINSON NUGENT, INC., THE NASDAQ STOCK
                      MARKET (U.S.) INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ROBINSON       PEER GROUP       NASDAQ STOCK

               NUGENT INC                        MARKET (U.S)
6/94                  100              100                100
6/95                  163              123                133
6/96                  101              133                171
6/97                  108              187                208
6/98                   82              166                274
6/99                   85              215                393

------------------------

* $100 invested on 6/30/94 in stock or index--including reinvestment of dividends. Fiscal year ending June 30.

Research Data Group                            Peer Group Total Return Worksheet

Robinson Nugent Inc (RNIC)

                                                                          WEIGHTED CUMULATIVE TOTAL RETURN
                                                          ----------------------------------------------------------------
Peer Group Cumulative Total Return                             6/94       6/95       6/96       6/97       6/98       6/99
  (Weighted Average by Market Value)
Peer Group Weighted Average:                                    100        123        133        187        166        215
Methode Electrs Inc                         METHA               100        116        153        181        142        213
Molex Inc                                   MOLX                100        128        131        188        162        240
Thomas & Betts Corp                         TNB                 100        115        130        187        179        177

                                              6/30/1994
                                            % PEER GROUP
                                             MARKET CAP
                                            -------------
Peer Group Cumulative Total Return             6/30/1999
  (Weighted Average by Market Value)
Peer Group Weighted Average:                         100%
                                                   7,240
Methode Electrs Inc                                 7.34%
Molex Inc                                          54.07%
Thomas & Betts Corp                                38.59%

    CERTAIN TRANSACTIONS

    Richard L. Mattox, Secretary, Corporate Counsel and a member of the Board of Directors of the Company, is a partner in the law firm of Mattox & Mattox, with offices in New Albany, Indiana. That firm was retained by the Company as legal counsel during fiscal 1999, and it is anticipated that such relationship will continue in the current fiscal year.

    Jerrol Z. Miles, a director of the Company, is a Senior Vice President of National City Bank, Kentucky, with which the Company maintains a commercial banking relationship including a $8,000,000 credit facility. The Company utilized this loan facility during fiscal 1999 and incurred interest charges of $527,800 on borrowed funds. In fiscal 1999, the Company made periodic investments in short-term securities administered by National City Bank, Kentucky, and the Company received interest payments of approximately $1,700 thereon.

    The Board of Directors believes that the transactions described above were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

    In September 1992, pursuant to the terms of the Company's Employee Stock Purchase Plan, Messrs. Burke, and Coutu borrowed $165,000 and $94,000, respectively, from the Company to purchase Common Shares of the Company. These loans are non-interest bearing and are payable over a period not to exceed ten years. At June 30, 1999, the principal balance of the loan to Mr. Burke was $26,078. Mr. Coutu paid off his loan in January 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company to file initial reports of ownership and reports of changes in ownership of the Common Shares of the Company. The officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) of the Securities Exchange Act of 1934 related to market transactions in the Common Shares of the Company were timely filed.

                        2. RATIFICATION OF SELECTION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

    Subject to ratification by the shareholders, the Board of Directors has selected Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 2000. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company. In order for Deloitte & Touche LLP to be ratified as the certified public accountants for the Company for the fiscal year ending June 30, 2000, a majority of the Common Shares represented and entitled to vote at the Annual Meeting must be affirmatively voted FOR approval of this proposal.

    Deloitte & Touche LLP reports for the fiscal years ended June 30, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified in any respect. There were no disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and to have the opportunity to make statements if they so desire.

                                3. OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If (a) any matters of which the Company did not have notice by August 31, 1999 (forty-five days prior to the month and day of mailing of proxy materials with respect to the 1999 annual meeting) should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting; then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Richard L. Mattox, Secretary

October 14, 1999

PROXY                         ROBINSON NUGENT, INC.                      PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 4, 1999

The undersigned hereby appoints Patrick C. Duffy and Larry W. Burke, and each of them, the proxies of the undersigned, with full power of substitution, to vote all Common Shares of Robinson Nugent, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held November 4, 1999, or any adjournment thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                  TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                            ROBINSON NUGENT, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


                                                   FOR    WITHHOLD    FOR ALL
                                                   ALL      ALL       EXCEPT*
1. ELECTION OF DIRECTORS:                          / /      / /        / /

   James W. Robinson, Donald C. Neel,
   Ben M. Streepey and Larry W. Burke

-------------------------------------------------------------------------------
*(INSTRUCTION: To withhold authority to
 vote for any individual nominee,
 write that nominee's name on the
 space provided above.)



                                              FOR    AGAINST   ABSTAIN
                                              / /     / /        / /

2. Proposal to ratify the selection of
   Deloitte & Touche LLP as certified public accountants for the Company for the fiscal year ending June 30, 2000.




3. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual
   Meeting to the extent set forth in the
   proxy statement.

                                              Dated:                 , 1999
                                                    ----------------

                                             ----------------    -------------
                                             (Signature)         (Signature)

                                             Please date this proxy. If
                                             shares are held jointly, both
                                             joint owners should sign. If
                                             signing as attorney, executor,
(CONTINUED FROM REVERSE SIDE)                administrator, guardian or in
                                             any other representative
                                             capacity, please give your full
                                             title as such.

-------------------------------------------------------------------------------
                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.